                                                                    EXHIBIT 99.9

         INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE



To the Partners of
Sierra Pacific Institutional Properties V


We have audited the consolidated financial statements of Sierra Pacific Institutional Properties V, a California limited partnership, and subsidiary, (the "Partnership") as of and for the year ended December 31, 2000 and have issued our report thereon dated March 26, 2001 (except with respect to the matter discussed in Note 8, as to which the date is April 19, 2001). Such consolidated financial statements and reports are included in your 2000 Annual Report to the Limited Partners and are incorporated herein by reference. Our audit also included the financial statement schedule of Sierra Pacific Institutional Properties V, listed in Item 14. This financial statement schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ ARTHUR ANDERSEN, LLP


Houston, Texas
March 26, 2001 (except with respect to the matter discussed in Note 8, as to which the date is April 19, 2001.)

                                                                    EXHIBIT 99.9


INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE



To the Partners of
Sierra Pacific Institutional Properties V


We have audited the consolidated financial statements of Sierra Pacific Institutional Properties V, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and report are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedule of Sierra Pacific Institutional Properties V, listed in Item 14. This financial statement schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP


Houston, Texas
February 25, 2000

                            SCHEDULE III - FORM 10-K
                    SIERRA PACIFIC INSTITUTIONAL PROPERTIES V
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000



                                   Initial Cost        Improvements                 Gross Amount at
                                 to Partnership (1)    Capitalized        Which carried at close of period
                                 --------------------                    ---------------------------------
                      Encumb-                Improve-  After Acquis-                Improve-       Total       Accum.
Description           rances     Land         ments    ition (2)         Land        ments      (3)(4)(6)    Deprec. (5)
-----------           ------     ----        --------  -------------     ----       --------    ---------    -----------
OFFICE BUILDING-
  INCOME -PRODUCING:
Sierra Sorrento II(3)
San Diego,
California            $0       $2,420,186        0     $ 6,515,283    $2,915,068   $ 5,133,600  $8,048,668   $2,571,655




                          Date        Date       Deprec.
Description            Constructed   Acquired     Life
-----------            -----------   --------    -------
OFFICE BUILDING-
  INCOME -PRODUCING:
Sierra Sorrento II(3)
San Diego,
California                  (5)        8/87     3-30yrs.


(1)  The initial cost represents the original purchase price of the property.

(2)  The Partnership has capitalized property development costs.

(3) On February 1, 1989, the Sierra Sorrento II land was sold for $3,000,000 and leased back from the buyer. Sales and leaseback costs of $149,629 were capitalized. Because the sale and leaseback transaction contains many characteristics of a joint venture, the Partnership accounts for this arrangement under the method of accounting described in Note 4 to the consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit. On October 1, 1993, the property was transferred to a general partnership, Sorrento II Partners. The Partnership has an equity interest of 56.08% and Sierra Mira Mesa Partners, an affiliate, has a 43.92% interest at December 31, 2000. On February 1, 2000, the Partnership repurchased the land holdings for $3,500,000. See Note 3.

(4)  Also represents costs for Federal Income Tax purposes.

(5) Construction on a two-story building ("Building B"), 29,500 usable square footage, was completed in November 1988. Construction on a two-story building ("Building A") 58,573 usable square footage, was completed in May 1989.

(6) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 2000 is as follows:

                            SCHEDULE III - FORM 10-K
                    SIERRA PACIFIC INSTITUTIONAL PROPERTIES V
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                    Continued

                                          Total Real Estate   Accumulated
                                           Carrying Value     Depreciation
                                          -----------------   ------------

Balance - January 1, 1998                    $ 8,019,902      $ 2,390,306
   Deductions                                    (28,663)         (28,663)
   Additions during the year                     340,376          399,246
                                             -----------      -----------
Balance - December 31, 1998                    8,331,615        2,760,889
    Additions during the year                    342,748          361,033
    Deductions:
      Write off fully depreciated assets        (925,986)        (925,986)
                                             -----------      -----------
Balance - December 31, 1999                    7,748,377        2,195,936
    Additions during the year                    382,072          457,499
    Deductions:
      Write off fully depreciated assets         (81,781)         (81,781)
                                             -----------      -----------
Balance - December 31, 1999                  $ 8,048,668      $ 2,571,654
                                             ===========      ===========